                                                                EXHIBIT 10 (lll)


                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                           GRAPHIC INDUSTRIES, INC.,

                              SS ACQUISITION CO.,

                          SOUTHERN SIGNATURES, INC.,

                                BRIAN R. SMITH,

                               MI HOLDINGS, INC.

                                      AND

                      STEVEN C. CARSON, M.D. PENSION FUND



                                APRIL 29, 1994

                               TABLE OF CONTENTS

ITEM NO.                                                  PAGE NO.
- --------                                                  --------

ARTICLE 1.......................................................    2
     DEFINITIONS

ARTICLE 2.......................................................    8
     MERGER AND EXCHANGE OF STOCK

ARTICLE 3.......................................................   15
     REPRESENTATIONS AND WARRANTIES OF SOUTHERN
     AND SOUTHERN SHAREHOLDERS

ARTICLE 4.......................................................   36
     REPRESENTATIONS AND WARRANTIES OF GRAPHIC
     AND SS ACQUISITION

ARTICLE 5.......................................................   39
     COVENANTS OF SOUTHERN SHAREHOLDERS AND SOUTHERN

ARTICLE 6.......................................................   39
     COVENANTS OF GRAPHIC AND SS ACQUISITION

ARTICLE 7.......................................................   40
     INDEMNIFICATION

ARTICLE 8.......................................................   52
     ERISA

ARTICLE 9.......................................................   55
     MISCELLANEOUS

                               INDEX OF SCHEDULES
                               ------------------

1.28
         Southern Financial Statements.............................   7
2.4
         Exchange Ratio............................................   9
3.2
         Capital Structure of Southern.............................  16
3.5
         Liens.....................................................  17
3.6
         Leases and Agreements of Southern.........................  18
3.7
         Notices of Audit of Southern..............................  19
3.8
         Litigation and Judgments of Southern......................  19
3.13
         Contracts and Agreements of Southern......................  22
3.14
         Transactions with Affiliates..............................  24
3.17
         Corporate Names of Southern...............................  27
3.18
         Material Changes in Southern..............................  27
3.19
         Insurance.................................................  29
3.20
         Consents of Southern......................................  30
3.24
         Powers of Attorney of Southern............................  32
3.25
         Residency.................................................  33
3.26
         Employee Benefit Plans of Southern........................  35

                               LIST OF EXHIBITS
                               ----------------


Exhibit A..............................................  Employment Agreement

Exhibit B..................................................  Escrow Agreement

Exhibit C....................................................  Plan of Merger

Exhibit D............................................  Registration Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made as of this 29th day of April, 1994, by and among Graphic Industries, Inc., a Georgia corporation ("GRAPHIC"), SS Acquisition Co., a Georgia corporation ("SS ACQUISITION"), Southern Signatures, Inc., a Georgia corporation ("SOUTHERN"), and Brian R. Smith, an individual resident of the State of Georgia ("SMITH"), MI Holdings, Inc., a Georgia corporation ("MIH"), and Steven C. Carson, M.D. Pension Fund, a qualified retirement plan ("CARSON").


                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, SS Acquisition is a wholly-owned subsidiary of Graphic and was organized for the purpose of consummating the transactions contemplated herein; and

     WHEREAS, all of the issued and outstanding stock of Southern is owned of record and beneficially by Smith, MIH and Carson; and

     WHEREAS, Graphic, SS Acquisition and Southern and their respective Boards of Directors mutually desire that Graphic acquire all of the issued and outstanding stock of Southern in a transaction that qualifies as a reorganization under Section 368 of the IRC, as defined in Article 11, with SS Acquisition being merged into and with Southern, upon the terms and conditions set forth herein, and pursuant to which: (a) each Southern Shareholder will exchange his Southern Stock, as hereinafter defined, for certain shares of Graphic Stock, as hereinafter defined; and (b) Southern will become a wholly-owned subsidiary of Graphic.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations, warranties and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

     1.1 "ACQUISITION SHARES" shall mean the aggregate number of shares of Graphic Stock to be issued to the Southern Shareholders in connection with the Merger, which shall be equal to the quotient obtained by dividing the sum of $1,005,000 (subject to adjustment upwards or downwards pursuant to Section 2.8 hereof) by the Market Value Per Share for Graphic Stock; provided, however, notwithstanding anything herein to the contrary, the Acquisition Shares shall not be less than 100,000 shares of Graphic Stock or more than 166,666 shares of Graphic Stock.

     1.2 "AFFILIATE(S)" shall mean any Person that directly, or indirectly through one or more other Persons, controls, is controlled by or is under common control with any other Person.

     1.3 "AGREEMENT" shall mean this Agreement and Plan of Reorganization as now existing or as hereafter amended.

     1.4 "CLOSING" or "CLOSING DATE" shall mean the date of the closing under this Agreement as specified in Section 2.7 herein.

     1.5 "CLOSING AUDIT" shall mean the audit referred to in Section 2.8 hereof.

     1.6 "DAILY MARKET VALUE PER SHARE" shall mean the average of the low and high prices for Graphic Stock as reported on the

NASDAQ national market system as published in The Wall Street Journal for any
                                              -----------------------
trading day.

     1.7 "EFFECTIVE DATE" shall mean the date hereof, which shall also be the date the Merger is effective under the laws of the State of Georgia, which shall be no later than April 29, 1994.

     1.8 "EMPLOYMENT AGREEMENT" shall mean the Employment Agreement substantially in the form of Exhibit "A" attached hereto and incorporated herein by reference between Smith and Southern. The Employment Agreement shall provide that Southern shall pay Smith a monthly salary of $10,000 during the term of the Employment Agreement. In addition, the Employment Agreement shall be terminable by Smith or Southern ninety (90) days after notice thereof by either party, but the Agreement shall have a minimum term of six (6) months. The Employment Agreement shall also contain noncompetition covenants whereby Smith shall agree not to compete with Southern nor solicit the customers of Southern for Smith's direct or indirect benefit during his employment with Southern and for a period of three years thereafter.

     1.9 "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, spills, releases or threatened releases of any pollutant, contaminant or Hazardous Substance into the environment (including, without limitation, indoor air, ambient air, surface water, ground water or land), or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act, as amended (42 U.S.C. (S)(S)9601 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.
(S)(S)6901 et seq.), the Clean Water Act, as amended (33 U.S.C. (S)(S)1251 et seq.), the Clean Air Act, as amended (42 U.S.C. (S)(S)7401 et seq.), the Toxic Substance Control Act, as amended (15 U.S.C. (S)(S)2601 et seq.), and any and all rules, regulations, codes, standards, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder that apply to Southern on the date of the Merger.

     1.10 "ESCROW AGENT" shall mean NationsBank of Georgia, N.A., including its successors and assigns.

     1.11 "ESCROW AGREEMENT" shall mean the Escrow Agreement substantially in the form of Exhibit "B" attached hereto and incorporated herein by reference among each Southern Shareholder, Graphic, SS Acquisition and the Escrow Agent.

     1.12 "ESCROW PERIOD" shall mean the period beginning on the Effective Date and continuing for six (6) months thereafter, unless sooner terminated or extended, as provided in the Escrow Agreement.

     1.13 "ESCROW SHARES" shall mean twenty percent (20%) of the Acquisition Shares, rounded to the nearest whole number (which shall be registered in the name of Escrow Agent), or any proceeds or substitutions therefor, in accordance with this Agreement and the Escrow Agreement.

     1.14 "GRAPHIC FINANCIAL STATEMENTS" shall mean the consolidated financial statements of Graphic as of January 31, 1994, which have been delivered to each Southern Shareholder.

     1.15 "GRAPHIC STOCK" shall mean the common stock, $.10 par value, of Graphic.

     1.16 "HAZARDOUS SUBSTANCE" shall mean any hazardous, toxic or dangerous waste, substance or material, regulated or controlled pursuant to any Environmental Law, now in effect, including, without limiting the generality of the foregoing, asbestos, PCBs, petroleum products (including crude oil, natural gas, natural gas liquids, liquified natural gas or synthetic gas) or any other substance defined as a "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "hazardous material," "hazardous chemical," "hazardous waste," "hazardous air pollutant," "regulated substance, "toxic chemical," "toxic substance" or other similar term in any Environmental Law.

     1.17 "INITIAL SHARES" shall mean the Acquisition Shares minus the Escrow Shares.

     1.18 "LATEST FINANCIAL STATEMENTS" shall mean the balance sheet of Southern as of January 31, 1994, and the related statements of income and changes in financial position for the period then ended.

     1.19 "MARKET VALUE PER SHARE" shall mean the average of the Daily Market Values Per Share for each of the trading days during the period beginning on December 6, 1993, and ending three (3) trading days prior to the Effective Date.

     1.20 "MERGER" shall refer to the merger of Southern with SS Acquisition as provided in Section 2.2 hereof.

     1.21 "NET BOOK VALUE" shall mean the total assets of Southern minus the total liabilities (contingent or otherwise) of Southern, as determined in accordance with generally accepted accounting principles consistently applied.

     1.22   "1933 ACT" shall mean the Securities Act of 1933, as amended.

     1.23 "PERSON" or "PERSONS" shall mean any individual, joint venture, partnership, firm, corporation, trust, unincorporated organization or other organization or entity, or a governmental body or any department or agency thereof, and shall include both the singular or the plural.

     1.24 "PLAN OF MERGER" shall mean the Plan of Merger required by the provisions of Section 14-2-1101 of the Georgia Business Corporation Code substantially in the form of Exhibit "C" attached hereto and incorporated herein by reference.

     1.25 "PURCHASE ADJUSTMENTS" shall mean those adjustments, if any, to the aggregate consideration for the Merger as set forth in Section 2.8 herein.

     1.26 "REGISTRATION AGREEMENT" shall mean that certain Registration Agreement of even date between each Southern Shareholder and Graphic and all amendments thereto, a copy of which is attached hereto as Exhibit "D".

     1.27 "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-3, including any prospectuses, supplements, amendments or post-effective amendments and exhibits to be filed by Graphic with the Securities and Exchange Commission in accordance with the Registration Agreement and relating to the resale of the Acquisition Shares by each Southern Shareholder.

     1.28 "SOUTHERN FINANCIAL STATEMENTS" shall mean the Latest Financial Statements and the balance sheets of Southern as of January 31, 1994, and the related statements of income and changes in financial position for the periods then ended, and are included in Schedule 1.28 attached hereto.

     1.29 "SOUTHERN SHAREHOLDERS" shall mean Smith, MIH and Carson as the record and beneficial holders of all of the outstanding shares of Southern Stock.

     1.30 "SOUTHERN STOCK" shall mean the common stock, no par value, of Southern; the Class A Preferred Stock, no par value, of Southern; and the Class B Preferred Stock, no par value, of Southern.

     1.31 "UNDISCLOSED LIABILITIES" shall mean any other liability or obligation of Southern of any nature, whether accrued, absolute, contingent, due, to become due or otherwise, whether or not incurred in respect of or measured by the income of Southern and whether or not normally shown in a financial statement prepared in accordance with generally accepted accounting principles, not disclosed or reflected, or specifically reserved against, in any financial statement delivered by Southern in accordance with this Agreement or in any schedule or exhibit to this Agreement.

                                 ARTICLE 2
                                 ---------
                          MERGER AND EXCHANGE OF STOCK
                          ----------------------------

     2.1    Agreement to Merge.  Graphic, SS Acquisition and Southern agree to
            ------------------
effect the Merger as provided for herein and in the Plan of Merger, subject to the terms and conditions set forth herein and in the Plan of Merger.

     2.2    Agreement to Issue Graphic Stock.
            --------------------------------

     (a) Subject to the terms and conditions herein and in exchange for the Southern Stock outstanding on the Effective Date as provided for herein and in the Plan of Merger, on the Effective Date Graphic shall issue and deliver: (a) the Initial Shares to the Southern Shareholders and (b) the Escrow Shares to the Escrow Agent, pursuant to the Escrow Agreement, in the name of the Escrow Agent to provide for adjustments to the number of Escrow Shares as set forth in
Section 2.6 herein. Escrow Shares or dividends paid thereon remaining in escrow as of the end of the Escrow Period, shall be released from escrow as set forth in Section 2.6 hereof and in the Escrow Agreement.

     (b) During the Escrow Period and subject to the terms and conditions of the Escrow Agreement, the Southern Shareholders shall be entitled to vote the Escrow Shares in all respects and on all matters as to which shareholders of Graphic are entitled to vote and any and all dividends declared and paid with respect to the Escrow Shares shall be deposited into escrow and shall be distributed pursuant to Section 2.6 hereof and the Escrow Agreement.

     2.3    Merger of SS Acquisition Into Southern.  On the Effective Date, SS
            --------------------------------------
Acquisition shall be merged into and with Southern in accordance with the provisions of the Georgia Business Corporation Code. Southern shall be the surviving corporation in the Merger, and the business of SS Acquisition and Southern shall be conducted under the name "Southern Signatures, Inc."

     2.4    Manner of Converting Shares.
            ---------------------------
     (a) Each share of stock of SS Acquisition issued and outstanding on the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof, shall automatically be converted into one fully paid and nonassessable share of Southern Stock.

     (b) The manner and basis of converting the outstanding shares of Southern Stock upon consummation of the Merger shall be as follows:

     (1) Except as provided in Section 2.4(b)(2) below, each share of Southern Stock issued and outstanding on the Effective Date (other than treasury shares) shall, as of the Effective Date, and without any action on the part of the holder thereof, be converted into and exchanged for a number of shares of Graphic Stock set forth on Schedule 2.4 hereof. Any and all shares of Southern Stock held as treasury shares by Southern shall automatically be canceled and retired on the Effective Date, and no consideration shall be issued in exchange therefor.

     (2) No fractional shares of Graphic Stock will be issued as a result of the Merger. In lieu of the issuance of fractional shares, on the Effective Date, Graphic shall deliver to the Southern Shareholders the cash value of such fractional share based upon the Market Value Per Share.

     2.5    Exchange of Stock Certificates.  On or after the Effective Date,
            ------------------------------
each holder of any outstanding certificate or certificates theretofore representing Southern Stock shall surrender the same to Graphic, and such holder shall be entitled upon such surrender to receive a certificate or certificates representing the number of full Initial Shares of Graphic Stock that he or she is entitled to receive pursuant to this Agreement and the Plan of Merger and an acknowledgement of deposit into escrow pursuant to the Escrow Agreement of a certificate for the maximum number of Escrow Shares to which such shareholder is entitled pursuant to the terms of this Agreement and the Plan of Merger.

     Until so surrendered, each outstanding certificate formerly representing Southern Stock will be deemed for all corporate purposes of Graphic to evidence ownership of the number of full shares of Graphic Stock to which the Southern Shareholders are entitled pursuant to the Merger. Unless and until such outstanding certificates representing Southern Stock owned prior to the Merger are so surrendered: (i) no dividend payable to holders of record of Graphic Stock as of any date subsequent to the Effective Date shall be paid to the holder of such outstanding certificate of Southern Stock; (ii) the holder of such outstanding certificate of Southern Stock shall not have any voting rights in Graphic; and (iii) no

Escrow Shares or the proceeds from the sale thereof to which such Southern Shareholder may be entitled to receive will be released from escrow to such holder. Upon the surrender of such outstanding certificates of Southern Stock, however, Graphic shall pay to the record holder of the certificates of Graphic Stock issued and exchanged therefor, the amount of dividends, if any, which were paid subsequent to the Effective Date with respect to such shares of Graphic Stock; provided, however, that dividends paid with respect to Escrow Shares shall be paid as set forth in the Escrow Agreement. No interest shall be payable with respect to the payment of such dividends paid prior to the surrender of such certificates.

     2.6    Escrow Shares.
            -------------

     (a) As set forth in Section 2.2 hereof, on the Effective Date, Graphic shall issue and deliver to the Escrow Agent the Escrow Shares to be held in escrow for the Escrow Period. The Escrow Shares and the dividends thereon shall be used for the purposes set forth in the Escrow Agreement, including, but not limited to: (i) repurchase certain uncollectible accounts receivable as determined under Section 3.16(c) hereof; (ii) adjust the consideration as set forth in Section 2.8 hereof; and (iii) compensate, in whole or in part, Graphic and SS Acquisition for a breach of any representation, warranty or covenant by Southern or any Southern Shareholder.

     (b) During the Escrow Period no party to the Escrow Agreement shall be entitled to sell the Escrow Shares; provided, however, that the Southern Shareholders, as a group, may substitute cash for Escrow Shares at the Market Value Per Share, and in such case Graphic may choose, in its sole discretion, to apply any claims to the cash or Escrow Shares, or a combination thereof, in accordance with this Agreement and the Escrow Agreement. All dividends granted relating to the Escrow Shares shall also be held in escrow pursuant to the Escrow Agreement.

     2.7    Closing.  The Closing of the transaction contemplated herein shall
            -------
take place on or before April 29, 1994, at the offices of Gray, Gilliland & Gold, P.C., Suite 1050, North Terraces, 400 Perimeter Center Terrace, Atlanta, Georgia 30346, or at such other time or place as the parties to this Agreement shall agree in writing.

     2.8    Review; Adjustments.
            -------------------

     (a) In their sole discretion, prior to the date of this Agreement, Graphic and SS Acquisition shall conduct an analysis of Southern, its business and property, as Graphic and SS Acquisition, in their sole discretion, deem necessary or appropriate. Southern shall afford Graphic and SS Acquisition and their representatives full, complete and unrestricted access prior to the Effective Date to the facilities of Southern and to all of the books, records, work papers, documents, accounts of Southern and such other business records relating to the business or condition, financial or otherwise, of Southern as Graphic and SS Acquisition may reasonably request, and whether located at the premises of Southern or its counsel, accountants or other agents or representatives.

     (b) Graphic shall, at its expense, cause its certified public accountants, Kanes & Benator, to conduct an audit of the financial records of Southern and to prepare an audited balance sheet of Southern dated as close as possible to the Effective Date (the "Closing Audit"). Such closing balance sheet shall be referred to herein as the "Closing Balance Sheet". The Closing Audit shall be completed within sixty (60) days after the Effective Date. The balance sheet resulting from the Closing Audit shall be prepared in accordance with generally accepted accounting principles and shall be prepared in accordance with past accounting practices of Southern applied on a consistent basis provided such practices are in accordance with generally accepted accounting principles.


     (c) Subject to Section 7.1(b) hereof, the consideration to be paid to each Southern Shareholder for the Merger shall be adjusted, upward or downward, dollar for dollar, as follows: (i) by the amount by which the Net Book Value of Southern as shown on the Closing Balance Sheet, is more or less than (whichever is the case) $643,924.99 (which is the Net Book Value of Southern as of January 31, 1994; (ii) by the face value of any accounts receivable (net of allowances for doubtful accounts) of Southern that remain uncollected one hundred and twenty (120) days after the date of the Closing Balance Sheet, as shown on the Closing Balance Sheet; (iii) by an amount equal to any loss, damage, cost or expense (including, but not limited to, reasonable attorney's fees and court costs) incurred by Graphic or SS Acquisition as a result of the breach of any representation, warranty or covenant of Southern or any Southern Shareholder herein, in the schedules attached hereto, in the Registration Agreement, in the Secretary's Certificate, in the Employment Agreement (in the case of Smith), in the Non-Competition Agreement between Smith and SS Acquisition of even date herewith (in the case of Smith) or in the Escrow Agreement.

     (d) Nothing in this Section 2.8 shall in any way limit or decrease the liability of the Southern Shareholders and Southern to Graphic and SS Acquisition for any default or breach of this Agreement or the related documents, except as set forth below in this Section.

     (e) In the event there is a reduction in the consideration to be paid the Southern Shareholders as set forth in this Agreement, the amount of such reduction shall be first paid to Graphic and SS Acquisition from the Escrow Shares in accordance with the Escrow Agreement, and if the Escrow Shares are not sufficient to pay such deficiency, the Southern Shareholders shall remain liable therefor. Such payment from the Escrow Shares, however, shall not be the exclusive remedy of Graphic or SS Acquisition for the payment of such reduction. Any increase in the consideration paid to the Southern Shareholders pursuant hereto shall be made with Graphic Stock in amount equal to the quotient obtained by dividing the amount of such increase by the Market Value Per Share.

                                   ARTICLE 3
                                   ---------

                  REPRESENTATIONS AND WARRANTIES OF SOUTHERN
                  ------------------------------------------
                           AND SOUTHERN SHAREHOLDERS
                           -------------------------

     Southern and each Southern Shareholder, jointly and severally, hereby represent, warrant and covenant to and for the benefit of Graphic and SS Acquisition as follows:

     3.1    Organization.  Southern is a corporation duly organized, validly
            ------------
existing and in good standing under the laws of the State of Georgia, and Southern has, since its inception, been organized under the laws of the State of Georgia. Southern has no subsidiaries, and Southern is not a party to a partnership, joint venture or other business enterprise and has no ownership interest in any other person or entity. Southern has all requisite corporate power and authority to carry on its business and to own, to lease and to operate its properties in the places where such businesses are now conducted and where such properties are now owned, leased or operated. Southern is not qualified to do business as a foreign corporation in any other state, and Southern is not required to be so qualified in any state other than Georgia. Southern has all requisite corporate power and authority to execute and deliver this Agreement and any documents contemplated by this Agreement and to perform its obligations under this Agreement.

     3.2    Capital Structure.  The authorized capital stock of Southern
            -----------------
consists of 1,000 shares of no par value common voting stock, of which 500 shares are issued and outstanding on the date of this Agreement, 250 shares, no par value, of the Class A Preferred Stock, of which 250 shares are issued and outstanding and

250 shares, no par value, of the Class B Preferred Stock, of which 250 shares are issued and outstanding. Southern does not hold any shares of its authorized capital stock in its treasury. All of the shares of Southern Stock issued and outstanding as of the Effective Date are duly authorized, validly issued and fully paid and non-assessable under the Georgia Business Corporation Code and all predecessor statutes. There are no warrants, rights, options, subscriptions or agreements to issue shares of any class of capital stock, securities convertible into capital stock (other than the Preferred Stock referenced in this Section) or property of Southern or other securities of Southern. As of the Effective Date, there is not any liability for dividends declared or accumulated but unpaid with respect to Southern Stock. Between the date of Southern's incorporation and the Effective Date, Southern has not directly or indirectly redeemed, purchased or otherwise acquired any shares of its capital stock except as listed in Schedule 3.2. All shares of Southern Stock have been issued in compliance with applicable and available exemptions from the registration requirements of the 1933 Act and all applicable state securities laws.

     3.3    Ownership of Southern Stock.  The Southern Shareholders are the sole
            ---------------------------
record and beneficial owners of all of the shares of Southern Stock as set forth on Schedule 2.4 hereof. Each Southern Shareholder has good, valid and marketable title to the Southern Stock, free and clear of any and all liens, options, contracts, calls, commitments, demands, encumbrances, equities, pledges or claims, whatsoever. Upon consummation of the Merger, Graphic will obtain good and valid title to the Southern Stock, free and clear of any and all liens, encumbrances, equities and claims whatsoever.

     3.4    Licenses and Permits.  Southern has in its possession, all material
            --------------------
licenses, permits and certificates or has the authority necessary to continue to conduct its business in the manner in which such business is now conducted, and all such licenses, permits and certificates are in full force and effect. No proceedings against Southern looking toward the suspension, modification, revocation, alteration or amendment of any such licenses, permits or certificates have been instituted, threatened or are contemplated, to the best knowledge of Southern.

     3.5    Properties.  Southern owns no real property.  Southern has good and
            ----------
valid title to all of its personal property. To the best of each Southern Shareholder's and Southern's knowledge, all of the properties of Southern are in good operating condition and state of repair, normal wear and tear excepted. Southern owns its properties and assets free and clear of all liens, pledges, security interests, claims, mortgages, leases, charges or encumbrances of every kind or nature or conditional sale or other title retention agreement, except as listed on Schedule 3.5 attached hereto. All improvements on any real property owned or leased by Southern conform to any and all applicable governmental laws, regulations and ordinances, including, without limitation, zoning, building, health, safety, environmental and traffic laws, regulations and ordinances, and Southern has not received any notice of any violations of any such laws, regulations or ordinances.

     3.6    Leases.  A list and a brief description of all of the leases and
            ------
agreements under which Southern is a lessee of or holds or operates any property real or personal, is set forth on Schedule 3.6 attached hereto. All such leases and agreements are valid and binding by and against Southern and in full force and effect, and Southern is not in default under any of said leases and agreements. The execution, delivery and performance of this Agreement and the Plan of Merger and the consummation of the transactions contemplated herein and therein shall not constitute a default under or allow the termination of any of such leases or agreements.

     3.7    Taxes.
            -----

     (a) As of the date hereof, Southern has no liability that is not reflected on the Latest Financial Statements for unpaid federal, foreign, state or local taxes that were required to be paid by Southern, in its own right or as transferee or successor to or from any other corporation, person, association, partnership, joint venture or other entity. In addition, Southern has filed all federal, foreign, state, county and local income, franchise, sales, property and other tax returns or reports required to be filed and all of such returns or reports are true and correct in all material respects.

     (b) The reserve for accrued but unpaid taxes on the Latest Financial Statements and on the Closing Balance Sheet is and will be sufficient for the payment of all federal, state and local taxes not required to be paid prior to such date with respect to the conduct of the business of Southern for such period through date of the Latest Financial Statement and the Closing Balance Sheet.

     (c) All monies required to be withheld by Southern from its employees for income taxes, social security and unemployment insurance taxes or other similar charges or assessments have been collected or withheld and either paid to the respective governmental agencies or set aside in accounts for such purpose. Southern has paid any and all amounts due to any governmental agency, bureau, board or department for worker's compensation insurance or claims and there are no pending or, to the best of each Southern Shareholder's and Southern's knowledge, threatened investigations, proceedings, audits, deficiencies or assessments, with respect to worker's compensation matters.

     (d) No income or other tax returns or reports of Southern have been audited by the Internal Revenue Service or any state or federal agencies for any fiscal years or periods which remain open for examination under applicable statutes of limitation. Except as set forth on Schedule 3.7, Southern has not received any notice of contemplated investigation or audit by the Internal Revenue Service or any state or federal agencies for any fiscal years or periods which remain open for examination under applicable statutes of limitation.

     3.8    Litigation; Judgments.  Except as set forth on Schedule 3.8 attached
            ---------------------
hereto, there are not now any pending or, to the best of each Southern Shareholder's or Southern's knowledge, threatened suits, actions or litigation, or administrative, arbitration or other proceedings, governmental investigations or inquiries or, to the best of each Southern Shareholder's or Southern's knowledge, any change in the environmental, zoning, consumer, building or other laws, regulations or ordinances, affecting Southern or any Southern Shareholder, their assets or the business of Southern, at law or in equity, or both, or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which might, individually or in the aggregate, adversely affect Southern or the business or assets of Southern. There are no judgments unsatisfied against Southern or any Southern Shareholder or consent decrees or injunctions to which Southern or any Southern Shareholder is subject. Neither Southern nor any Southern Shareholder is aware of any action or proceeding questioning the validity of this Agreement or seeking to restrain the consummation of the Merger.

     3.9    Conduct of Business.  Southern has conducted its business in
            -------------------
substantially the same manner since the date of acquisition of its business, and has used its best efforts to preserve, intact, its goodwill, reputation and business organization and to preserve its relationship with its officers, employees, suppliers, customers and others having business relations with Southern. There are no material disputes with employees and, to the best of Southern's and each Southern Shareholder's knowledge, Southern has good relations with its employees.

     3.10   Authority.  The execution and delivery of this Agreement and the
            ---------
Plan of Merger and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by each of the Southern Shareholders and the Board of Directors of Southern and constitute valid and legally binding obligations of Southern and each Southern Shareholder, enforceable in accordance with their respective terms. The execution and delivery of this Agreement, the Registration Agreement and the Escrow Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of MIH and the trustee or plan administrator of Carson. Neither the execution and delivery of this Agreement and the Plan of Merger nor the consummation of the transactions contemplated herein and therein, nor compliance by Southern or the Southern Shareholders with any of the provisions herein or therein will violate any provisions of or conflict with the Articles of Incorporation or By-Laws of Southern or MIH, respectively, or the plan documents for Carson, or any applicable statute, law, rule or regulation, federal, state or local, conflict with or result in a breach of any of the terms, conditions or provisions of, constitute a default under or result in the creation of any lien, charge or encumbrance upon any of the properties or assets or outstanding stock of Southern pursuant to any indenture, mortgage, lease, contract, agreement, permit, license, grant or other instrument to which Southern is a party or by which it is bound or result in the acceleration of the maturity date of any indebtedness of Southern or increase or materially and adversely affect the obligations of Southern thereunder.

     3.11   Corporate Records.
            -----------------

     (a) On or before the date hereof, Southern shall deliver or have delivered to SS Acquisition true, complete and correct copies of the following corporate records of Southern: (i) Certificate of Incorporation together with any and all amendments thereto, certified by an appropriate state agency as being true and correct for Southern and MIH; (ii) By-Laws for Southern and MIH, as originally adopted, together with any and all amendments thereto, certified by the Secretary of Southern and MIH, respectively; (iii) all minutes, consent actions or other records of all corporate action taken by the directors and shareholders of Southern; and (iv) the plan documents for Carson.

     (b) All of the foregoing corporate records reflect all corporate action taken by or on behalf of Southern since its date of incorporation and do not omit to state or reflect any corporate action required to be taken by Southern in connection with its organization, operations and business.

     3.12   Securities Owned by Southern.  Southern owns no securities in any
            ----------------------------
other person, firm, association, partnership, joint venture, corporation or other entity.

     3.13   Contracts and Agreements.
            ------------------------

     (a) All written or oral contracts or commitments to which Southern is a party are set forth on Schedule 3.13 attached hereto. Except as set forth in
Schedule 3.13, Southern is not party to, or bound by any contract, commitment or understanding (whether in writing or oral) with respect to: (i) any bonus, incentive, compensation, profit sharing, retirement, pension, group or individual insurance (health, dental, disability or otherwise), death benefit or other fringe benefit plan, deferred compensation and post termination obligations (including, without limitation, medical plans regarding retired employees), employment agreements, trust agreements or the like, formal or informal; (ii) collective bargaining agreements with any labor union or other representative or employees; (iii) agreements limiting the freedom to compete in any lines of business or with any persons; (iv) any interest, direct or indirect, of any officer, shareholder or director of Southern; (v) any continuing contract or commitment for the purchase of materials, supplies, equipment or services; (vi) any agreement for the employment or compensation of any person, firm or corporation not cancelable at will by Southern; (vii) any contracts, leases, agreements, commitments, quotas, restrictions or trade concessions; or (viii) any contract or agreement to borrow money or guaranty the debt or other obligation of any other person, firm or entity.

     (b) Southern is not in default in connection with any indebtedness or under any contract, lease, agreement or other commitment to which it is a party, and neither Southern nor any Southern Shareholder has received any notice claiming a default thereto. Each contract or commitment to which Southern is a party or by which Southern is bound is in full force and effect in accordance with its terms. There is no outstanding notice of cancellation or termination in connection therewith, and all rights of Southern under any contracts or commitments extending beyond the Effective Date that are material to the operation of the business of Southern shall remain in effect on the Effective Date after giving effect to the transactions contemplated herein, without payment of any additional amount or the assumption of any additional obligation on the part of Southern.

     3.14   Transactions with Affiliates.  Except as set forth in Schedule 3.14,
            ----------------------------
Southern is not indebted to or party to a contract or agreement with a person who is or was a shareholder, Affiliate, officer or director of Southern, or to a spouse, child or Affiliate of such person, except for reimbursement of employees for normal business expenses incurred on behalf of Southern.

     3.15   Customer Relations.  To the best of each Southern Shareholder's and
            ------------------
Southern's knowledge, relations with the customers or suppliers of Southern are continuing in good order, and there are no known outstanding disputes with customers or suppliers.

     3.16   Financial Statements and Liabilities.
            ------------------------------------

     (a) Schedule 1.28 contains the Southern Financial Statements. The Southern Financial Statements: (i) have been prepared in accordance with the books and records of Southern (including, but not limited to, the general ledger) and said books and records reflect all of the assets and liabilities of Southern; (ii) present fairly and accurately the financial condition of

Southern as of the respective dates indicated and the results of operations for the respective periods indicated; (iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; (iv) reflect adequate reserves for all liabilities and reasonably anticipated losses, including, but not limited to, taxes of any nature or kind, product or service claims, and accident or other liability claims, whether or not covered by insurance; and (v) contain no untrue statements of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) All inventories shown on the Latest Financial Statements or acquired thereafter consist of or will consist of materials and supplies of a quality and quantity usable or saleable in the ordinary course of Southern's business, and all such inventories are not valued in excess of the lower of cost or net realizable market value.

     (c) All accounts receivable shown on the Latest Financial Statements, and all accounts receivable arising thereafter up to and including the Effective Date, have arisen or will arise in the ordinary course of Southern's business and are not subject to any rights of set off or other offset. An account receivable shall be deemed uncollectible if it is not paid within one hundred and twenty (120) days after the date of the Closing Balance Sheet. Once an account receivable is uncollectible, upon request by

Graphic, the Southern Shareholders shall repurchase such account receivable from Southern for a purchase price equal to the face value of the account receivable. This subsection shall not apply to an account receivable deducted from Net Book Value as set forth in Section 2.8 hereof and shall be net of the application of any reserve for doubtful accounts. Graphic and SS Acquisition shall be entitled to set off such amount from the Escrow Shares or the proceeds thereof or any other amounts owed the Southern Shareholders. However, this Section does not provide the exclusive remedy available to SS Acquisition and Graphic for the liabilities of and amounts owed by any Southern Shareholder hereunder.

     (d) Except to the extent reflected or reserved against in the Latest Financial Statements or as otherwise disclosed in this Agreement and except for ordinary and customary obligations accruing in the ordinary course of business since the date of the Latest Financial Statements, Southern has no Undisclosed
Liabilities.   As of the date hereof, there is no basis for assertion against
Southern of any liability or obligation of any nature or any amount, whether accrued, absolute, contingent, due, to become due or otherwise not fully reflected or reserved against in the Latest Financial Statements, or disclosed in this Agreement, except for ordinary and customary obligations arising in the ordinary course of business.

     (e) The representations and warranties set forth above and herein with respect to Financial Statements and the Latest Financial Statements shall also apply with equal force to the

Closing Balance Sheet and shall be deemed given upon completion of the Closing Balance Sheet.

     3.17   Corporate Names.  Southern has not, during the preceding five (5)
            ---------------
years, been known as or used, directly or through any predecessor, affiliate or any acquired entity, any other corporate or fictitious name, except as disclosed on Schedule 3.17 hereof.

     3.18   Material Changes.  Except as listed on Schedule 3.18
            ----------------
hereof or as disclosed in this Agreement and the schedules incorporated herein, since January 31, 1994, Southern has not:

     (a) issued or purchased any of its own stock, bonds, notes or other corporate securities of Southern, except for debt obligations issued in the ordinary course of Southern's business;

     (b) incurred any presently existing obligation or liability, whether absolute or contingent, except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business not material, individually or in the aggregate;

     (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability, whether absolute or contingent, other than current liabilities which have matured and are shown on the Latest Financial Statements;

     (d) declared or made any loan, payment (other than salaries paid in the ordinary course of business) or distribution to any director, officer, shareholder or employee of Southern or purchased or redeemed any shares of its capital stock;

     (e) acquired, sold, transferred, pledged, hypothecated or granted a security interest, or subjected to any lien, charge or other encumbrance, any of its assets or property, including, without limitation, that certain 5 color Heidelberg press or intangible assets, other than in the ordinary course of business;

     (f) suffered any extraordinary losses or waived any rights in excess of $5,000 in value whether or not in the ordinary course of business;

     (g) entered into any transactions whatsoever other than in the ordinary course of business;

     (h) lost any significant customer or account, any key employee, or any significant supplier of inventory or equipment;

     (i) incurred any adverse changes in the financial condition, assets, properties, liabilities or business, other than changes in the ordinary course of business, none of which changes, in the aggregate, has been materially adverse;

     (j) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting any of Southern's properties, assets or business;

     (k) had any declaration, setting aside or paying of any dividend or other distribution with respect to the capital stock, assets or properties of Southern, or any direct or indirect redemption, purchase or other acquisition of any stock;

     (l) increased the compensation or rate of compensation payable by Southern to any of its respective employees, including officers, directors or agents, or increased the formula for determining any bonus payment or arrangement made to or with any such employees or agents;

     (m) materially amended or terminated any material contract, agreement or license to which Southern is a party; sold or granted to any party or parties any license, franchise, option or other right of any nature whatsoever to sell, distribute or otherwise deal in or with the products or services of Southern;

     (n) been involved in any labor dispute or commitment (through negotiations or otherwise) or any liability incurred to any labor organization;

     (o) granted any options, warrants or other rights calling for the issuance of stock or other corporate securities of Southern; or

     (p) canceled any of the debts or claims by Southern, except in the ordinary course of business.

     3.19   Insurance.   All of the insurance policies of Southern in effect on
            ---------
the date of this Agreement are listed on Schedule 3.19 attached hereto. The properties and business of Southern of an insurable nature are adequately insured, consistent with industry standards, under such policies to the extent usually insured against by such corporations. Southern has not failed to give any notice or present any material claim thereunder in a due and timely fashion.
Schedule 3.19 also contains a true, accurate and complete list of any and all claims, accidents, losses, or damages, whether to persons, property, or both, pending or, to the best of each Southern Shareholder's or Southern's knowledge, threatened, on and as of the date hereof against Southern.

     3.20   Consents.  Except as listed on Schedule 3.20 hereto, no consent,
            --------
approval or authorization of any governmental authority or other persons or entities is required in connection with the execution, delivery or performance of this Agreement, the Escrow Agreement, the Registration Agreement or the Employment Agreement on the part of Southern or any Southern Shareholder or the consummation of the transactions contemplated herein and therein, other than corporate authority on behalf of Southern.

     3.21   Broker's or Finder's Fees.  Neither any Southern Shareholder nor
            -------------------------
Southern nor any of Southern's officers, directors or employees has employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees in connection with the transactions contemplated hereby.

     3.22   Compliance with Laws.  Southern is in compliance in all material
            --------------------
respects with all laws, regulations, requirements, ordinances, decrees and orders (whether Federal, state or local) applicable to it or its business and the present use of its properties. Neither Southern nor any Southern Shareholder has received any notice or warning from any governmental authority with respect to any failure or alleged failure to comply with any law, regulations, ordinance, order or decree. None of the officers, shareholders or directors of Southern knows of any union organizational activity among any of its employees.

     3.23   Environmental Laws.
            ------------------

     (a) After due inquiry to the appropriate governmental agencies, Southern has obtained all permits, licenses and other authorizations, if any, which are required in connection with its ownership or use of any real property occupied by it under Environmental Laws and it is in compliance with all material terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws and it has filed all notifications required under Environmental Laws relating to air emissions, effluent discharges, and the generation, storage, treatment and disposal of Hazardous Substances.

     (b) Neither Southern nor any Southern Shareholder is aware of, or has received notice of the disposal, spill or release of Hazardous Substances on the properties that it now owns or occupies or formerly owned or occupied, (whether such disposal, spill or release originates or originated from its premises or from another property) or of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, lien, proceeding, hearing, study or investigation, based on or related to Environmental Laws or otherwise related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or Hazardous Substance;

     (c) No personal property or real property owned, leased or operated by Southern is contaminated by Hazardous Substances and the generation, use and disposal of any pollutant, contaminant or Hazardous Substances by or on its behalf is, in all respects, in compliance with all applicable and material Environmental Laws.

     (d) Southern has duly investigated the real property owned or used by Southern, and no underground tank is under such premises.

     (e) No Hazardous Substances, now or in the past, generated by Southern are being sent or have been sent, directly or indirectly to any site listed or formally proposed for listing on the national priority list, promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, or to any site listed on any state list of sites contaminated by Hazardous Substances, that require investigation or clean-up.

     3.24   Powers of Attorney.  Except as disclosed on Schedule 3.24 attached
            ------------------
hereto, Southern has not given any power of attorney, whether limited or general, to any person, firm, corporation or otherwise that is continuing in effect.

     3.25   Securities Representations.
            --------------------------

     (a) Each Southern Shareholder either alone or with his or its purchaser representative has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of obtaining the Graphic Stock and making an investment in Graphic. No assurances have been made as to the future income or success of Graphic. Each Southern Shareholder has had an opportunity to ask questions and receive satisfactory answers from the officers and directors of Graphic concerning Graphic and the terms and conditions of his or its investment in capital stock of Graphic.

     (b) No Southern Shareholder has received any representations or warranties, other than those set forth in this Agreement, from the officers, directors, affiliates, agents or representatives of Graphic in making his or its decision to exchange his or its Southern Stock for the Acquisition Shares, and each Southern Shareholder is relying solely on the information contained in this Agreement, in any prospectus delivered to him or it, and personal investigation.

     (c) Each Southern Shareholder is presently a bona fide resident of the state listed on Schedule 3.25 attached hereto and has no present intention of becoming a resident of any other state or jurisdiction.

     (d) Each Southern Shareholder has made other investments of this type and, by reason of his or its business and financial experience and of the business and financial experience of those persons he or it has retained to advise him or it with respect to his or its acquisition of the Acquisition Shares he or it has obtained the capacity to protect his or its own interest in investments of this nature. In reaching the conclusion that he or it desires to acquire the Acquisition Shares, each Southern Shareholder has carefully evaluated his financial resources and investment position and the risks associated with his or its investment in Graphic and acknowledges that he or it is familiar with and able to bear any economic risk of such investment.

     (e) Each Southern Shareholder understands and agrees that the Acquisition Shares are to be issued to him or it without registration under any state or federal law relating to the registration of securities and will be issued to him or it in reliance on exemptions from registration under appropriate state and federal laws and that reliance by Graphic on such exemptions is predicated in part on the representations set forth in this
Section 3.25. Each Southern Shareholder is acquiring the Acquisition Shares for his or its own account, to hold for investment, and with no present intention of dividing his or its participation with others or reselling or otherwise participating, directly or indirectly, in the distribution of the Acquisition Shares and shall not make any transfer, sale, or other disposition of the Acquisition Shares (other than as contemplated by the Registration Agreement):
(i) other than pursuant to an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws; (ii) other than pursuant to an effective registration under the 1933 Act or a transaction otherwise in compliance with the 1933 Act; and (iii) in a manner so that the disposition of such Acquisition Shares does not cause the transactions contemplated by this Agreement to fail to qualify as a reorganization under Section 368 of the IRC.

     (f) No Southern Shareholder has received any public solicitation or advertisement concerning an offer to sell Graphic stock. Each Southern Shareholder has received and reviewed copies of Graphic's Annual Report on Form 10-K (including the Annual Report to Shareholders for the year ended January 31,
1994), all Quarterly Reports on Form 10-Q for fiscal year ended January 31, 1994, current Reports on Form 8-K filed subsequent to April 18, 1994, and Graphic's Proxy Statement for the 1994 Annual Meeting of Shareholders.

     3.26   Employee Benefit Plans.  Southern does not maintain any employee
            ----------------------
benefit plans for any of its employees, officers, shareholders or directors except as described on Schedule 3.26 attached hereto. As used herein "employee benefit plans" shall mean and include any retirement plan, whether profit sharing or a defined benefit pension plan, bonus, thrift, savings, stock purchase, deferred compensation, or similar type of plan whether or not qualified or required to be qualified under the Employee Retirement Income Security Act of 1974 ("ERISA"). Except as disclosed on Schedule 3.26, no unfunded liabilities, including unfunded past service liabilities, exist under any such plans and, to the extent that any plans maintained by Southern are subject to the provisions of ERISA, or other federal and state statutes and regulations relating to employee benefit plans, Southern is in full compliance with all applicable and material provisions thereof. This representation is in addition to and is in no way limited by Article 11 hereof.

     3.27   Representations and Warranties.  No investigation or analysis or
            ------------------------------
inspection conducted by Graphic or SS Acquisition pursuant to this Agreement shall in any way limit, modify, impair or affect any of the foregoing representations and warranties. No representation or warranty of the Southern Shareholders or Southern contained herein or in any schedule furnished to Graphic or SS Acquisition pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which such statement was made, in order to make the statements contained herein or therein not misleading.

                                   ARTICLE 4
                                   ---------

                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------
                           GRAPHIC AND SS ACQUISITION
                           --------------------------

     Graphic and SS Acquisition, jointly and severally, hereby represent, covenant and warrant to and for the benefit of the Southern Shareholders and Southern as follows:

     4.1    Organization of Graphic.  Graphic is a corporation duly organized,
            -----------------------
validly existing and in good standing under the laws of the State of Georgia, with all requisite corporate power to own, operate and lease its properties and assets and to enter into and perform its obligations hereunder. Graphic has taken, or prior to the Effective Date shall have taken, all necessary corporate action to authorize and approve the execution and delivery of this Agreement and the performance of its obligations hereunder. All of the Graphic Stock to be issued pursuant to this Agreement will be fully paid, validly existing and nonassessable under the Georgia Business Corporation Code and all predecessor statutes.

     4.2    Organization of SS Acquisition.  SS Acquisition is a corporation
            -------------------------------
duly organized, validly existing and in good standing under the laws of the State of Georgia, with all requisite corporate power to own, operate and lease its properties and assets and to enter into and perform its obligations hereunder. SS Acquisition has taken, or prior to the Effective Date shall have taken, all necessary corporate action to authorize and approve the execution and delivery of this Agreement and the performance of its obligations hereunder. SS Acquisition is a wholly owned subsidiary of Graphic.

     4.3    Authorization of Agreement.  The execution and delivery of this
            --------------------------
Agreement has been duly authorized and approved by the Executive Committee of the Board of Directors of Graphic, and the execution and delivery of this Agreement and the Plan of Merger have been duly authorized and approved by the shareholder and Board of Directors of SS Acquisition. This Agreement is a valid and binding obligation of Graphic and SS Acquisition, enforceable against Graphic and SS Acquisition, as the case may be, in accordance with its terms. All persons who have executed this Agreement and the Plan of Merger on behalf of Graphic and SS

Acquisition have been duly authorized to do so by all necessary corporate action of Graphic and SS Acquisition. The execution and delivery of this Agreement and the consummation of the Merger will not violate any provision of the Articles of Incorporation or By-laws of Graphic or the Articles of Incorporation or By-laws of SS Acquisition or any order, arbitration award, judgment or decree to which either Graphic or SS Acquisition is a party or is bound.

     4.4    Material Adverse Changes.  Since January 31, 1994, there have been
            ------------------------
no material adverse changes (excluding any changes in the market price of Graphic Stock) in the business or consolidated financial condition of Graphic and its subsidiaries, considered as one entity, from that reflected in the most recent consolidated financial statements of Graphic contained in the Graphic Financial Statements.

     4.5    Broker's or Finder's Fees.  Neither Graphic nor SS Acquisition nor
            -------------------------
any of Graphic's or SS Acquisition's officers, directors or employees has employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees in connection with the transactions contemplated hereby.

     4.6    Representations and Warranties.  No investigation or analysis or
            ------------------------------
inspection conducted by Southern pursuant to this Agreement shall in any way limit, modify, impair or affect any of the foregoing representations and warranties. No representation or warranty made by Graphic or SS Acquisition contained herein or in any schedule furnished to any Southern Shareholder or Southern pursuant hereto contains any untrue statement of material fact or omits to state any material fact necessary, in light of the circumstances under which such statement was made, in order to make the statements contained herein or therein not misleading.

                                   ARTICLE 5
                                   ---------

                COVENANTS OF SOUTHERN SHAREHOLDERS AND SOUTHERN
                -----------------------------------------------

     Southern and each Southern Shareholder shall use their best efforts to cause the transactions contemplated in this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties, and to make all filings with and give all notices to third parties which may be necessary or reasonably required in order to effect the transactions contemplated herein.


                                   ARTICLE 6
                                   ---------

                    COVENANTS OF GRAPHIC AND SS ACQUISITION
                    ---------------------------------------

     Graphic and SS Acquisition shall use their best efforts to cause the transactions contemplated in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with and give all notices to third parties which may be necessary or reasonably required in order to effect the transactions contemplated herein.

                                   ARTICLE 7
                                   ---------

                                INDEMNIFICATION
                                ---------------

     7.1    Indemnification of Graphic and SS Acquisition.
            ---------------------------------------------

     (a) Each Southern Shareholder, jointly and severally, hereby indemnifies and agrees to hold Graphic and SS Acquisition harmless from and against any loss, damage, claim, liability, cost or expense (including reasonable attorneys' fees and court costs), which Graphic or SS Acquisition may incur or sustain resulting from or arising out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant by or on the part of Southern or any Southern Shareholder made or given in this Agreement or any misrepresentation in or omission from any schedule to this Agreement or the Registration Agreement, the Secretary's Certificate of even date herewith, the Employment Agreement (as to Smith), the Non-Competition Agreement between Smith and Southern (as to Smith), or the Escrow Agreement furnished to Graphic or SS Acquisition in connection with the transactions contemplated by this Agreement.

     (b) The Southern Shareholders shall have no liability to indemnify Graphic or SS Acquisition pursuant to this Article until and unless the aggregate claims of Graphic and SS Acquisition hereunder exceed $25,000. Once such $25,000 threshold has been attained, the Southern Shareholders shall be liable hereunder for the full amount of any claims made by Graphic or SS Acquisition including those claims, the amounts of which were used in attaining the $25,000 threshold. Notwithstanding anything herein to the contrary (except for Smith's breach of his obligations pursuant to his Employment Agreement or his Non-Competition Agreement), the parties hereto do hereby agree that the total, aggregate liabilities of the Southern Shareholders shall be limited to $1,005,000.

     (c) Section (b) of this Article only limits the liability of the Southern Shareholders as to adjustments to the consideration pursuant to Section 2.8, misrepresentations, breaches of warranty and nonfulfillment of any agreement or covenant made by the Southern Shareholders or Southern made or given with respect to this Agreement or any agreements related hereto, or any misrepresentation in or omission from any certificate, schedule or other instrument furnished to Graphic or SS Acquisition in connection with the transactions contemplated by this Agreement. Nothing in this Article shall in any way limit or decrease the liability of the Southern Shareholders to Graphic or SS Acquisition for uncollectible receivables as set forth in Section 3.16(c) of this Agreement, and any adjustments pursuant to Section 3.16(c) shall not be subject to the $25,000 threshold set forth herein. Notwithstanding any other provision of this Agreement, the Southern Shareholders shall not be responsible for any liabilities that arise on or after the Effective Date.

     7.2    Indemnification of Southern Shareholders.
            ----------------------------------------

     (a) Graphic and SS Acquisition, jointly and severally, hereby indemnify and agree to hold harmless the Southern Shareholders and Southern from and against any loss, damage, claim, liability, cost or expense (including reasonable attorneys' fees and court costs), which the Southern Shareholders or Southern may incur or sustain resulting from or arising out of any misrepresentation, breach of warranty or nonfulfillment or any agreement or covenant by or on the part of Graphic or SS Acquisition made or given with respect to this Agreement or any agreements related hereto or any misrepresentation in or omission from any certificate, schedule or other instrument furnished to the Southern Shareholders or Southern in connection with the transactions contemplated by this Agreement.

     (b) Graphic and SS Acquisition shall have no liability to indemnify any Southern Shareholder pursuant to this Article until and unless the aggregate claims of the claims hereunder exceed $25,000. Once such $25,000 threshold has been attained, Graphic and SS Acquisition shall be liable hereunder for the full amount of any claims made by the Southern Shareholders including those claims, the amounts of which were used in attaining the $25,000 threshold.

     7.3    Procedure for Indemnification.  Any party making a claim for
            -----------------------------
indemnification pursuant to Sections 7.1 or 7.2 shall be referred to as the "Indemnitee" and the party from whom indemnification is sought shall be referred to as the "Indemnitor." Any claims for indemnification pursuant to this Article must be made within three (3) years from the Effective Date (other than under Section 3.25(e)(iii) hereof for which there will be no time limitation other than the applicable statute of limitations). If an Indemnitee has a claim for indemnification pursuant to this Article, it shall notify the Indemnitor in writing of the nature of such claim. Subject to the $25,000 threshold set forth above, such claim shall be paid in accordance with the Escrow Agreement (if it is still in effect) or the Indemnitor shall pay such claim directly to the Indemnitee. If Indemnitor notifies Indemnitee that it objects to such claim within fifteen (15) days after it receives notice of the claim, the parties shall negotiate in good faith for a period of fifteen (15) days after such written notice from the Indemnitor, before the Indemnitee may take action on such claim; provided, however, if the claim involves an emergency, Indemnitee may act immediately, after sending notice to Indemnitor of its intent to do so. This negotiating period shall not be in addition to any notice or negotiating period in the Escrow Agreement. If the claim is below the $25,000 threshold set forth herein, the Indemnitor may object to the claim at the time of the claim or wait until it receives notice of a claim exceeding said $25,000 threshold, in which case such objection shall be provided within fifteen
(15) days of receipt of the notice relating to the claim which exceeds the $25,000 threshold. If the Indemnitor does not object to the claim within the required time period, the claim shall be deemed valid and payment by Indemnitor shall be due and payable on such date that said objection period lapsed. If a claim for indemnification hereunder is based upon an action or claim filed or made against the Indemnitee or its affiliate, the Indemnitor shall have the right to negotiate a settlement or compromise of such action or claim, or defend any such action or claim at its sole cost and expense, with counsel reasonably satisfactory to the Indemnitee; provided, however, that the Indemnitor must first obtain the Indemnitee's written approval of any such settlement or compromise. If the Indemnitor elects to defend any such action or claim with counsel of its choice at its sole cost and expense, then the Indemnitee shall be entitled to participate in such defense with counsel of its choice and at its sole cost and expense.

     7.4    Contribution.  The Southern Shareholders do hereby acknowledge and
            ------------
agree that upon the consummation of the Merger, they shall not be entitled to bring an action or lawsuit for contribution or for the breach of a representation, warranty or covenant herein, against Southern.

     7.5    Tax Indemnity to Southern Shareholders.  The parties hereto have
            --------------------------------------
endeavored to structure the Merger so as to qualify it as a "reorganization" within the meaning of IRC Section 368(a)(1)(A) and 368(a)(2)(E). Therefore, as to each Southern Shareholder who receives Initial Shares or Escrow Shares in exchange for such Southern Shareholder's Southern Stock as a result of participating in the Merger (a "Merger Exchange"), Graphic shall provide (A) an Indemnity (as defined in Section 7.5(a)) to each of the Southern Shareholders and (B) may (but is not required) to provide, a Tax Defense (as defined and described in Section 7.5(d) hereof) to any Southern Shareholder who properly requests such Tax Defense in the event that such Southern Shareholder's Merger

Exchange results in a Proposed Taxable Event (as defined and described in Section 7.5(b)) to such Southern Shareholders, all on the following terms and conditions:

     (a)    Provision of Tax Indemnity. For purposes of this Section 7.5, if as
            --------------------------
a result of any action taken by Graphic or its Affiliates, either prior to or after consummation of the Merger and following a Proposed Taxable Event, one or more of the Southern Shareholders is required, for federal income tax purposes, pursuant to a Final Determination (as defined below in this Section 7.5(f)) to include in his gross income any income based on the fact that such Southern Shareholder's Merger Exchange is a taxable exchange of his Southern Stock under IRC Section 1001 (the event described in this clause being hereinafter referred to as a "Inclusion"), then Graphic shall indemnify each such Southern Shareholder with respect to such Inclusion in the manner and amount set forth in this Section 7.5.

     (b) Requisite Proposed Taxable Event. For purposes of this Section 7.5, a "Proposed Taxable Event" shall only have occurred with respect to any Southern Shareholder if, as a result of an Internal Revenue Service ("IRS") audit of such Southern Shareholder's federal income tax return, the IRS in a Revenue Agent Report (or other written statement signed by an IRS Agent), proposes an assessment of federal income taxes in excess of the dollar amount of federal
                                   ------------
income taxes reflected on such Southern Shareholder's tax return, and where such proposed assessment is based solely on the assertion by the IRS that such Southern

Shareholder's Merger Exchange is a taxable exchange of such Southern Stock under IRC Section 1001.

     (c)    Notice of Audit.  Upon receipt of notice from the IRS of an audit of
            ---------------
his federal income tax return in which one of the issues raised by the IRS is the tax-free versus taxable nature of the Merger Exchange, each Southern Shareholder shall promptly notify Graphic in writing of the details of such audit. Following such notice to Graphic, each Southern Shareholder shall allow Graphic or its authorized representatives to consult with or participate in the audit process with respect to the issue of the Merger Exchange, provided that Graphic involvement shall not be permitted to the extent that it prejudices such Southern Shareholder's overall tax position in such audit taking into consideration all the facts and circumstances. Further, in such audit proceeding, each Southern Shareholder shall use its reasonable best efforts to assert that such Merger Exchange was not a taxable exchange of his Southern Stock under IRC Section 1001, except that he shall not be required to pursue that effort to the extent that it prejudices such Southern Shareholder's overall tax position in such audit taking into consideration all the facts and circumstances.

     (d)    Right to Contest.  If after a Proposed Taxable Event asserting a
            ----------------
claim which, if successful, would result in an Inclusion under Section 7.5(a) hereof under circumstances that would require Graphic to indemnify a Southern Shareholder for such Inclusion, each Southern Shareholder hereby agrees to: (i) promptly notify Graphic in writing of such claim concerning the Inclusion where such notice shall include the necessary documentation of the claim by the IRS and the details of such Southern Shareholder's treatment of such claim during the audit including documentation forwarded to the IRS; (ii) not make payment of the tax claimed with respect to the Inclusion for at least twenty (20) days after the giving of such notice (or shorter period within which such Southern Shareholder is required by law to pay or commence administrative or judicial action); and
(iii) request Graphic to defend the claim concerning the Inclusion on its behalf (a "Tax Defense"). The failure of such Southern Shareholder to notify Graphic of the claim or to allow Graphic to participate or to consult with respect to defending the claim will relieve Graphic of its obligation to indemnify such Southern Shareholder pursuant to this Section 7.5. Graphic shall have the right to assume the Tax Defense against such claim at its own expense and through tax counsel of its own choosing. If Graphic elects to assume the Tax Defense of the claim, such Southern Shareholder may participate in such Tax Defense but should Graphic and such Southern Shareholder disagree concerning any action to be taken in connection with defense of such claim, the decision of Graphic in conducting such Tax Defense shall be controlling; provided, further, if such Southern
                                       --------  -------
Shareholder elects to participate in such defense, then the expenses of such Southern Shareholder incurred by virtue of such participation shall be paid by such Southern Shareholder. If Graphic elects to assume the Tax Defense and to defend the claim concerning the Inclusion, such Southern Shareholder shall: (x) provide to Graphic all the necessary records and other documentation relating to such claim and a power of attorney to Graphic if necessary; (y) cooperate in furnishing evidence and testimony and in any other manner which Graphic may reasonably request; and (z) in all other respects, have an obligation of good faith dealing with Graphic in good faith in order to assist Graphic in defending such claim effectively so as to not unreasonably expose Graphic to an undue risk of loss. Such Southern Shareholder shall be entitled to reimbursement from Graphic for out-of-pocket expenses reasonably incurred by him in connection with such cooperation (excluding attorneys' fees with respect to voluntary participation). If Graphic elects to assume the Tax Defense and to defend the claim concerning the Inclusion, Graphic shall: (A) hold such Southern Shareholder harmless on an after-tax basis from any and all fees, expenses, interest, penalties or additions to tax arising out of the Final Determination with respect to the claim concerning the Inclusion including, without limitation, that Graphic's payment of any or all such indemnity amounts to such Southern Shareholder may cause such Southern Shareholder to be required to recognize taxable income for federal income tax purposes equal to such amounts in the year of receipt; and
(B) shall pay each such Southern Shareholder an amount of money equal to the loss of tax deferral to such Southern Shareholder (for as long as such shareholder holds the Acquisition Shares but not past his death or the termination of an entity that is a Southern

Shareholder) that was the intended result of the Merger Exchange calculated at an interest rate equal to the "Prime Rate" as announced by NationsBank, Atlanta, Georgia from time to time compounded semi-annually where such interest rate is multiplied times a "principal amount". Such "principal amount" on which the interest amount (the "Interest Amount") is to be computed shall be equal to the federal and any state income tax liability before interest, penalties or other additions to such federal or state tax liability and also less any federal and state tax liability from the Inclusion which is related to Acquisition Shares which are no longer held by such Southern Shareholder; provided, however,
                                                       --------  -------
notwithstanding anything to the contrary herein, Graphic shall not be required to indemnify the Southern Shareholders for the actual federal and state tax liability amount (exclusive of penalties, interest or additions to such tax) as a result of the Inclusion, but rather only the amounts set forth in (A) and (B).

     (e)    Southern Shareholder Defense.  If Graphic does not notify such
            ----------------------------
Southern Shareholder within twenty (20) days after the receipt of Southern Shareholder notice concerning the claim that Graphic elects to assume the conduct and cost of the Tax Defense of the claim, then the Tax Defense of the claim concerning an Inclusion shall be controlled solely by such Southern Shareholder, and Graphic shall indemnify such Southern Shareholder with respect to such claim based upon a Final Determination with respect to the Inclusion. Where such Southern Shareholder defends such claim, the advisability of any settlement of such claim shall be a matter for the good faith determination of such Southern Shareholder, who shall be under no duty to litigate or otherwise contest the claim except as dictated by his own personal business judgment. The indemnity payable by Graphic where such Southern Shareholder assumes the defense of the claim concerning the Inclusion shall be a payment to such Southern Shareholder by Graphic after demand by such Southern Shareholder composed of the sum of (i) an amount (supported by a computation in reasonable detail) which includes the following: (a) the reasonable costs and expenses incurred by such Southern Shareholder (including reasonable attorneys' and accountants' fees and disbursements) in defending the claim concerning the Inclusion; (b) the Interest Amount as a result of the Inclusion based on the Final Determination computed as set forth in Clause (B)
Section 7.5(d) above; and (c) aggregate amount of any interest, penalties or additions to tax payable by such Southern Shareholder with respect to actual federal and state income tax deficiencies for such year as a result of such Inclusion and (ii) that amount on an after-tax basis necessary to indemnify such Southern Shareholder for any required inclusion of any or all of the amounts referred to in preceding clause (i) in his taxable income for federal income tax purposes in the year of receipt; provided, however, notwithstanding anything
                                 --------  -------
herein to the contrary, Graphic shall not be required to indemnify the Southern Shareholders for the actual federal and state tax liability amount (exclusive of penalties, interest or additions to such tax) as a result of the Inclusion, but rather only the amounts set forth in (i) and (ii) above.

     (f)    Final Determination.  For purposes of this Section 7.5, a "Final
            -------------------
Determination" shall be deemed to occur with respect to an Inclusion when: (i) there is a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final,

i.e., all allowable appeals requested by the party defending against an
- ----
Inclusion, pursuant to this Section 7.5 have been exhausted by either party to the action; (ii) there is a closing agreement made under IRC Section 7121 or any other settlement agreement is entered into in connection with an administrative or judicial proceeding; or (iii) the time for instituting a claim for refund has expired, or if a claim was filed, the time for instituting suit with respect thereto has expired.

     (g)    Indemnity Payments. The payments, if any, of the Interest Amount to
            ------------------
be made by Graphic to the Southern Shareholders pursuant to clause (B) of
Section 7.5(d) and pursuant to clause (b) of Section 7.5(e) hereof shall be made annually on the anniversary date of the consummation of this Merger with the first payment to be made on the first anniversary date following the applicable Final Determination. All other indemnity payments required under this Section
7.5 shall be made promptly after the applicable Final Determination.

     (h)    Communications.  Any and all notices, elections, demands, requests
            --------------
and responses thereto permitted or required to be given under this Section 7.5 shall be given in the manner set forth in Section
9.6 hereof.

     (i)    Survival.  Notwithstanding anything to the contrary in this
            --------
Agreement, the contractual provisions of this Section 7.5 shall survive the execution and delivery of this Agreement, and none of such contractual provisions shall be deemed merged into or superseded by the execution and delivery of any documents, instruments or agreements in connection with the consummation of the transactions contemplated by this Agreement. The $25,000 threshold in Section 7.2 of this Agreement shall not be applicable to the indemnity provided in this Section 7.5.

                                   ARTICLE 8
                                   ---------

                                     ERISA
                                     -----

     8.1    Definitions.  As used in this Article, the following terms shall
            -----------
have the following definitions:

     IRC - means the Internal Revenue Code of 1986, as amended, and all
     ---
references to sections thereof shall include such sections and any predecessor provisions thereto.

     ERISA - means the Employee Retirement Income Security Act of 1974, as
     -----
amended, and all references to sections thereof shall include such sections and any predecessor provisions thereto.

     ERISA Affiliate - means each trade or business (whether or not
     ---------------
incorporated) which together with Southern would be treated as a single employer under Section 414(b) or (c) of the IRC.

     Multi-Employer Plan - means a plan described in ERISA which covers
     -------------------
employees of Southern or any ERISA Affiliate.

     PBGC - means the Pension Benefit Guaranty Corporation.
     ----

     Plan - means any Plan (other than a Multi-Employer Plan) described in
     ----
Section 3(2) of ERISA maintained for employees of Southern or any ERISA Affiliate, and any such Plan no longer maintained by Southern, or any ERISA Affiliate to which Southern or any ERISA Affiliate has paid or was required to make any contributions within any of the preceding five years.

     Prohibited Transaction - means any transaction described in ERISA which is
     ----------------------
not exempt by reason of Section 408 of ERISA or the transitional rules set forth in Section 414(c) of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c)(2) of the IRC or any other rules or regulations related thereto.

     Reportable Event - means a reportable event described in Section 4043 of
     ----------------
ERISA or the regulations thereunder (other than a reportable event for which the thirty (30) day notice requirement of Section 4043(a) of ERISA has been waived under regulations of the U.S. Department of Labor), a withdrawal from a Plan in
Section 4063 of ERISA or a cessation of operation described in Section 4062(e) of ERISA.

     8.2    Representations and Warranties.  The Southern Shareholders and
            ------------------------------
Southern, jointly and severally, warrant, represent, covenant and agree that:

     (a) Neither Southern nor any ERISA Affiliate nor Plan is in violation of any of the material provisions of ERISA. Each Plan which is intended to qualified under Section 401(a) of

IRC has received a favorable determination letter from the Internal Revenue Service stating that the Plan is qualified under Section 401(a) of the Code, and no event has occurred since the date of such letter that has adversely affected such qualification except that such Plan has not been amended to comply with the Tax Reform Act of 1986 and any subsequent legislation or rulings;

     (b) No Prohibited Transaction or Reportable Event has occurred with respect to any Plan nor has any Plan been the subject of the waiver of the minimum funding standard under Section 412 of the IRC;

     (c) No notice of intent to terminate a Plan has been filed under Section 4041 of the ERISA, nor has any Plan been terminated under Section 4041(e) of ERISA;

     (d) Southern has not received notice that the PBGC has instituted proceedings to terminate or appoint a trustee to administer a Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer any Plan;

     (e) Neither Southern nor any ERISA Affiliate will be liable for any amount pursuant to Section 4062, 4063 or 4064 of ERISA for any Plans terminated as of the most recent valuation dates of such Plans;

     (f) Neither Southern nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability to any Multi-Employer Plan; and

     (g) No tax liability, penalty or interest relating to any Plan of Southern will be due from Southern, any Plan of Southern, or any Southern Shareholder resulting from the consummation of the transactions contemplated herein.

     8.3    Disclosures.
            -----------

     (a) Southern and the Southern Shareholders hereby agree to provide true and correct copies of the following to Graphic: (i) all Plans, as amended; (ii) all Schedule 5500's with respect to the Plans for at least the past three (3) years and longer if reasonably available; (iii) all Applications for Letters of Determination; (iv) Determination Letters from the Internal Revenue Service ("IRS") for each Plan, to the extent applicable; (v) all actuarial reports for any Plan which is a defined benefit plan for the last five (5) years; (vi) all audits of the Plans; (vii) a list of all employees covered by the Plans; and
(viii) all other documents relating to the Plans filed with the IRS.

     (b)    Graphic shall have the right to audit the Plans, at its own expense.

     (c) All amounts due to any of Southern's Plans through the Effective Date shall be accrued on the Closing Balance Sheet.

                                   ARTICLE 9
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     9.1    Representations and Warranties.  All representations, warranties and
            ------------------------------
agreements of Southern, the Southern Shareholders, Graphic and SS Acquisition herein shall survive the execution and delivery of this Agreement for a period of three (3) years from the date hereof, and none of such representations, warranties or agreement shall be deemed merged into or superseded by the execution and delivery of any documents, instruments or agreements in connection with the consummation of the transactions contemplated herein.

     9.2    Other Documents.  The parties hereto will, at any time before, at or
            ---------------
after the Effective Date, sign, execute and deliver, or to the extent within their control, cause others so to do, all such bills of sale, deeds, certificates of title, assignments, documents and other instruments and to do or cause to be done all such other acts and things, which may be necessary or proper to carry out the transactions contemplated by this Agreement.

     9.3    Governing Law; Successors.  This Agreement shall be governed by and
            -------------------------
construed and enforced in accordance with the laws of the State of Georgia. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of Southern, the Southern Shareholders, Graphic and SS Acquisition, as the case may be. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities by reason of this Agreement.

     9.4    Entire Agreement.  This Agreement and any other agreements,
            ----------------
certificates or other instruments executed pursuant hereto embody the entire agreement of the parties hereto relating to the subject matter hereof and supersede any prior understandings, commitments or agreements, whether oral or in writing.

     9.5    Severability.  If any one or more of the provisions contained in
            ------------
this Agreement shall for any reason be held to be excessively broad, as to duration, geographic scope, activity or subject matter, such provision(s) shall be construed by severing, limiting or reducing it or them so as to be enforceable to the extent compatible with the applicable law as it shall then exist. The provisions of this Agreement shall be severable and the illegality or unenforceability of any one provision shall not affect the validity or enforceability of the others.

     9.6    Notices.  All notices to be given hereunder shall be in writing and
            -------
shall be conclusively deemed to be delivered on the date of delivery in the case of hand delivery or three (3) business days after being mailed by certified mail, return receipt requested, to the following addresses or such other addresses as the parties may from time to time designate in writing:



     If to Southern:

            Southern Signatures, Inc.
            201 Armour Drive
            Atlanta, Georgia 30324

     If to the Southern Shareholders:

            Brian R. Smith
            260 Tamerlane
            Atlanta, Georgia 30327

            MI Holdings, Inc.
            3109 Maple Drive, Suite 407
            Atlanta, Georgia 30305
            Attention:  Stephen C. Herndon

            Steven C. Carson, M.D.                 Clayton L. Scroggins
              Pension Fund                and        Associates, Inc.
            7781 Coldstream Woods Dr.              200 North Boulevard
            Cincinnati, Ohio 45255                 Cincinnati, OH 45246-
                                                                   3670

     With a copy to:

            Long, Aldridge & Norman
            One Peachtree Center
            Suite 5300
            303 Peachtree Street, N.E.
            Atlanta, Georgia 30308
            Attention:  Wayne N. Bradley, Esq.

     If to Graphic or SS Acquisition:

            Graphic Industries, Inc.
            2155 Monroe Drive
            Atlanta, Georgia  30324
            Attention:  Mark C. Pope, IV, President

     With a copy to:

            Gray, Gilliland & Gold, P.C.
            Suite 1050
            400 Perimeter Center Terrace
            Atlanta, Georgia  30346
            Attention:  Lawrence M. Gold, Esq.

     9.7    Amendments; Counterparts.  No amendment or modification of this
            ------------------------
Agreement shall be valid or binding upon the parties hereto unless made in writing and signed by the parties hereto. Any pronoun used herein shall be deemed to cover the plural and singular and all genders and the neuter. The headings in this Agreement are for identification only and shall not be deemed to limit, define or otherwise affect the terms or provisions of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same agreement.

     9.8    Confidential Information.  Prior to the consummation of the Merger,
            ------------------------
the parties to this Agreement will provide one another with information regarding their respective businesses, operations and prospects. Each party agrees to hold confidential all such information, to the extent that such information is not publicly available, and to protect all information provided to it by another party to this Agreement with the same degree of care that it employs to protect its own confidential and proprietary information. Neither party shall issue a press release or make a public announcement of this transaction, without the prior written consent of the other parties. If this Agreement is terminated prior to consummation of the Merger, each party agrees to return all documents and other material, whether or not confidential, provided to it pursuant to this Agreement, and all copies thereof, by or on behalf of the other party to this Agreement.

     9.9    Remedies Not Exclusive.  No remedy conferred by any of the specific
            ----------------------
provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by any statute or otherwise. The election of any one or more remedies by Graphic, SS Acquisition, the Southern Shareholders or Southern shall not constitute a waiver of the right of exercise of other available remedies.

     9.10   No Waiver.  No failure on the part of any party hereto to exercise,
            ---------
and no delay in exercising any right, power or remedy hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any party hereto preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
No express waiver or assent by any party of any breach of or any default in any term, covenant, or condition which this Agreement requires to be performed or observed by any other party shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term, covenant or condition hereof.

     9.11   Expenses.  All expenses incurred in connection with this Agreement
            --------
and the transactions contemplated herein, including, but not limited to, accounting or legal fees, consulting fees, personal time charges, travel expenses and filing fees shall be borne by each respective party who authorizes and incurs such expense. Southern's legal or accounting fees shall be paid by the Southern Shareholders and shall not be accrued on Southern's Financial Statements.

     9.12   Taxes.  The Southern Shareholders shall pay all documentary,
            -----
transfer and other state or local taxes relating to or arising from the Merger and related transactions as contemplated herein.

     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed, under seal, as of the day and year first above written.


                                          GRAPHIC INDUSTRIES, INC.



ATTEST:                                   By:/s/ MARK C. POPE IV
                                             ------------------------------
                                          Title: President
                                                --------------------------
By:/s/ DONALD P. HUNNICUTT
   ------------------------------
     CORPORATE SECRETARY

     [Corporate Seal]

                                          SS ACQUISITION CO.



ATTEST:                                   By:/s/ MARK C. POPE IV
                                             ------------------------------
                                          Title: President
                                                ---------------------------
By:/s/ DONALD P. HUNNICUTT
   -----------------------------
     CORPORATE SECRETARY

     [Corporate Seal]

                                          SOUTHERN SIGNATURES, INC.



ATTEST:                                   By:/s/ BRIAN R. SMITH
                                             ------------------------------
                                          Title: President
                                                ---------------------------
/s/ MARK HUFFMAN
- -------------------------------
CORPORATE SECRETARY

     [Corporate Seal]



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]


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

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                                          /s/ BRIAN R. SMITH
                                          ------------------------------(SEAL)
                                          BRIAN R. SMITH



                                          MI HOLDINGS, INC.



ATTEST:                                   By:/s/ STEPHEN C. HENNDON
                                             ---------------------------------
                                          Title: Vice President
                                                ------------------------------
_______________________________
CORPORATE SECRETARY

     [Corporate Seal]


                                          STEVEN C. CARSON, M.D.
                                          PENSION FUND, A QUALIFIED
                                          RETIREMENT PLAN



                                          By:_________________________________

                                          Title:______________________________





                                          ________________________________(SEAL)
                                          BRIAN R. SMITH



                                          MI HOLDINGS, INC.



ATTEST:                                   By:
                                             _________________________________
                                          Title:
                                                ______________________________
_______________________________
CORPORATE SECRETARY

     [Corporate Seal]


                                          STEVEN C. CARSON, M.D.
                                          PENSION FUND, A QUALIFIED
                                          RETIREMENT PLAN



                                          By:/s/ RICHARD J. STILZ, MD
                                             ----------------------------------
                                          Title: TRUSTEE
                                                -------------------------------



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